UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 9, 2013

TECKMINE INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52745	98-0534859
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1880 Airport Drive, Ball Ground, Georgia 30107
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code:  (770) 308-0720

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The disclosure under this item 1.01 is included under item 5.02 and is incorporated by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New CFO

On July 9, 2013 we appointed Robert Hartford as our Chief Financial Officer and Treasurer.

Robert Hartford has over 30 years of experience in Financial Management, Operations, Sales and Marketing. For the past 10 years Mr. Hartford has acted as CEO, CFO, and COO for private and public companies.  Prior to assuming his role as Chief Financial Officer for Victory Electronic Cigarettes, Mr. Hartford operated as the Chief Financial Officer and Board Member from 2009 – 2012 for Orthopedic Designs North America Inc., an orthopedic trauma medical device company.

Mr. Hartford is an Accounting graduate of the University of South Florida and is a member of The Association for Corporate Growth.

Employment Terms

On July 9, 2013 (the “Effective Date”), we entered into an employment agreement with Robert Hartford, whereby Mr. Hartford agreed to provide employment services as the Chief Financial Officer of our company.  We agreed to pay Mr. Hartford a base salary of $100,000 per annum subject to annual review commencing January 1, 2014.  The base salary for the 2013 calendar year shall be based upon an amount of $100,000 pro-rated from the Effective Date. In January of each year, the board of directors will determine if a salary adjustment increase is warranted for Mr. Hartford and shall establish criteria for the payment of an incentive bonus with respect to such year. Mr. Hartford may be entitled to a performance bonus which is based upon a target of three areas consisting of profit growth, free cash flow and cash flow management; and a strategic objective (e.g. funding, line of credit, etc). If Mr. Hartford achieves such targets as established by the board of directors, Mr. Hartford will earn a performance bonus calculated at 25% of base salary. If established and defined by the board of directors, Mr. Hartford shall be eligible to participate in our company’s stock option or share award plan, which shall provide for a potential stock or stock option award each year commensurate with the achievement of the performance bonus, subject to vesting and other requirements.  For 2013, Mr. Hartford is entitled to receive options to purchase up to 1,000,000 common shares of our company at a price of $0.25 per share for a period of five years, to be vested at a rate of 50% on December 31, 2013 and 50% on December 31, 2014.

In the event of a significant financial event or a Change of Control, as defined in the employment agreement, all shares, options, warrants or share equivalents will immediately vest.  Mr. Hartford is entitled to three weeks’ vacation with pay annually.  Our company has agreed to reimburse Mr. Hartford for all expenses reasonably incurred in connection with the performance of his duties under the agreement.

The term of the employment agreement is effective from the Effective Date until January 1, 2014, unless terminated in accordance with the agreement.  The employment agreement renews thereafter on an annual basis beginning January 1, 2014 to December 31, 2014 and for every successive year thereafter unless the parties terminate the agreement.  Either party must provide written notice to the other party if the former elects not to renew the employment agreement, however, the exercising party shall provide such written notice on or before 60 days prior to the commencement of the renewal period.

Pursuant to the terms of the employment agreement, Mr. Hartford has agreed that he will not, without the prior written consent of our company, during the term of the employment agreement or for a period of 12 months after the expiration or termination of the employment, engage in or carry on business or otherwise have any interest in or permit Mr. Hartford’s name to be used in connection with any electronic cigarette business which is competitive to the business of our company or which provides the same or substantially similar services as the business of our company.  Further, and under such circumstances, Mr. Hartford has agreed he will not solicit, interfere with, accept any business from or render any services to anyone whom Mr. Hartford knows or should have reason to know is a client or prospective client of our company.

Our company may terminate the employment agreement for the following reasons at any time by delivery of a notice of termination for any of the following reasons:

●	Mr. Hartford, in carrying out his duties, engages in conduct that constitutes intentional or conscientious misconduct (including but not limited to intentional or reckless breach of fiduciary duties);

●
Mr. Hartford commits an intentional or reckless and material breach of his employement agreement or commits an intentional or reckless act of misappropriation or fraud against our company, our property, or otherwise;

●	Mr. Hartford is convicted of any felonious of act of dishonesty by a court of competent jurisdiction; or

●	Mr. Hartford materially fails to achieve annual mutually agreed performance objectives as established by management and agreed by our Board of Directors.

Pursuant to the terms of the employment agreement, we have agreed to defend, indemnify and hold harmless Mr. Hartford if he is threatened or made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that is is or was a director, officer or employee of our company.

A copy of the employment agreement with Mr. Hartford is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Family Relationships

There are no family relationships among our directors or officers.

Certain Related Transactions and Relationships

Since our the beginning of our fiscal year ended December 31, 2012, we have not been a party to any transaction, proposed transaction, or series of transactions in which Mr. Hartford or any member of the immediate family of Mr. Hartford has had or will have a direct or indirect material interest.

Resignation

Also on July 9, 2013 Brent Willis resigned as our Treasurer.  The resignation was not as a result of any disagreement with our company operations, policies or practices. Mr. Willis remains as our Chief Executive Officer, President, Secretary and Director.

Stock Option Plan

Our board of directors approved the 2013 stock option plan (the “Plan”) to provide for the grant of options to acquire shares of common stock to eligible directors, officers, key employees, and consultants in order to provide incentive to directors, officers, employees, management, and others who provide services to us to act in the best interests of our company as well as to provide incentive to such persons to increase their interest in our company and thereby aid us in attracting, retaining and encouraging the continued involvement of such persons with our company.  A total of 10,000,000 options are available for grant.

Summary of Terms of the Stock Option Plan

The Stock Option Plan is administered by the Board of the Company, or a committee of not less than two directors. Subject to the provisions of the Plan, the Board in its sole discretion will determine all options to be granted pursuant to the Plan.  A summary of some of the additional provisions of the Stock Option Plan follows:

●
incentive stock options may be granted to any individual who, at the time the option is granted, is an employee of our company or any related corporation, subject to tax in the United States and subject to the normal terms applicable to incentive stock options;

●
stock options may be issued to directors, senior officers, employees, consultants, affiliates or subsidiaries or to employees of companies providing management or administrative services to the Company;

●	the Board (or any committee delegated by the Board) in its sole discretion will determine the number of options to be granted, the optionees to receive the options, and term of expiry;

●	the options will be non-assignable except that they will be exercisable by the personal representative of the option holder in the event of the option holder's death;

●	options that have vested shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events:

o	the expiration of the option;

o	the date of an optionee’s termination of employment or contractual relationship with our company or any related corporation for cause;

o
the expiration of three (3) months from the date of an optionee’s termination of employment or contractual relationship with our company or any related corporation for any reason whatsoever other than cause, death or disability; or

o	the expiration of one year (1) from termination of an optionee’s employment or contractual relationship by reason of death or disability;

●
an optionee shall have no rights as a stockholder with respect to any shares covered by an option until the optionee becomes a record holder of such shares, irrespective of whether the optionee has given notice of exercise;

●	the Company has no obligation to undertake to register the options or the shares issuable pursuant to the options under the Securities and Exchange Act of 1933;

●	every option granted under this Plan shall be evidenced by a written agreement between our company and the optionee;

●	any consolidation or subdivision of our common shares will be reflected in an adjustment to the options.

A copy of the 2013 Stock Option Plan is filed as Exhibit 99.2 to our Current Report on Form 8-K dated June 25, 2013 and is incorporated herein by reference.

Grant of Options

Effective as of July 9, 2013, we granted 300,000 stock options to James Geiskopf. Each stock option is exercisable at a price of $0.25 per share for a period of five years and vest on the date of grant. The grant is subject to the execution of stock option agreements each optionee and the terms of our 2013 stock option plan.

Item 9.01 Financial Statements and Exhibits

Exhibits	Description
10.1	Employment Agreement dated July 9, 2013 with Robert Hartford
10.2	Form of Stock Option Agreement (US optionees)
10.3	Form of Stock Option Agreement (non-US optionees)
99.1	2013 Stock Option Plan (attached as an exhibit to our current report on Form 8-K filed with the SEC on June 28, 2013 and incorporated by reference)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECKMINE INDUSTRIES, INC.

Dated: July 11, 2013	By:	/s/ Robert Hartford
Bob Hartford
Chief Financial Officer